UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2026 (January 30, 2026)

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr, #730

Orlando, Florida 32804

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	OTC Pink Limited Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, the Board of Directors (the “Board”) of Kaival Brands Innovations Group, Inc. (the “Company”) adopted resolutions by unanimous written consent (the “UWC”) pursuant to Section 141(f) of the Delaware General Corporation Law and Article IX of the Company’s Bylaws. The UWC, effective as of February 5, 2026, addressed the Company’s efforts to streamline its governance structure following its delisting from Nasdaq and transition to the OTC market.

Pursuant to the UWC:

●	The Board accepted the resignations of David Worner, Ketankumar Patel, and Ashesh Modi from the Board, each effective as of January 31, 2026. The resignations were tendered in support of the Company’s cost-saving initiatives and governance streamlining. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

●	The Board accepted the resignation of Mark Thoenes as interim-CEO, which was effective as of February 5, 2026. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

●	The Board appointed the following new officers to ensure effective leadership: Eric Mosser as Chief Executive Officer and Director; Eric Morris as Chief Financial Officer and Director; and Mark Thoenes as Chairman and Director. There are no family relationships between any of the appointees and any director or executive officer of the Company, and there are no arrangements or understandings between any of the appointees and any other person pursuant to which they were selected as officers or directors. No new compensatory arrangements were entered into in connection with these appointments.

●	The Board eliminated all standing committees, as they are no longer required under OTC market standards.

●	The Board ceased compensation for non-employee directors to further reduce expenses.

As Chief Executive Officer, Eric Mosser brings over 15 years of executive leadership experience, with deep expertise in corporate strategy, mergers and acquisitions, operations, and business transformation. As President and Chief Operating Officer from 2020 to 2023, Mr. Mosser played a pivotal role in driving major transactions, including an international licensing agreement with Philip Morris International and the acquisition of a vaporization patent portfolio. He also spearheaded the company’s successful uplisting to NASDAQ and oversaw operations that generated nearly $120 million in revenue within 12 months. From 2023 to 2024, he served as President and Senior Advisor to the Board at Kaival Brands International, LLC, expanding strategic partnerships and advising on funding initiatives to support long-term growth. Following a brief period as an independent consultant serving as a Corporate Development Officer for various corporations. Mr. Mosser studied Business Management at Arizona State University, holds an Applied Science degree with multiple certifications, and has delivered proven results in senior leadership roles across public and private enterprises in manufacturing, healthcare, IT, and consumer products.

The foregoing description of the UWC does not purport to be complete and is qualified in its entirety by reference to the full text of the UWC, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the UWC described in Item 5.02 above, the Board approved the following governance changes, effective as of February 5, 2026:

●	Amendments to the Company’s Bylaws as follows:

●	Article II, Section 1 is amended to read: “The number of directors shall be not less than one (1) nor more than five (5); provided, however, that the number of directors shall not be reduced so as to shorten the tenure of any director at the time in office.”

●	A new Article II, Section 12 is added as follows: “Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.11. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.”

●	A new Article II, Section 13 is added as follows: “The board of directors shall have the authority to approve the sale, license, or other disposition of any assets or agreements of the Corporation, without stockholder approval unless required by applicable law or the certificate of incorporation.” with such amendments to be documented in Amended and Restated Bylaws effective as of the date hereof.

These actions were taken to enhance governance efficiency, reduce costs, and support the Company’s recovery plan post-Nasdaq delisting. No stockholder approval was required for these amendments under Delaware law or the Company’s governing documents.

The foregoing descriptions of the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the Certificate of Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Kaival Brands Innovations Group, Inc., effective as of February 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: February 5, 2026	By:	/s/ Eric Mosser
Eric Mosser
Chief Executive Officer